CONFIDENTIAL SETTLEMENT AGREEMENT

This Confidential Settlement Agreement (this “Agreement”) dated as of September ___, 2024 (the “Effective Date”), by and among Gene Marshall Betts Revocable Trust Dated 12/18/2001, by and through Gene Marshall Betts, Trustee; Wild Basin Investments LLC; Richard F. Timmins Living Trust Dated 06/23/2008, by and through Richard F. Timmins, Trustee; Ken Shifrin; Edward W. Charrier; Lance Adams; Matula Family, LP – Class 1; Star Vista Capital, LLC; Lois Schaefer, in her individual capacity and on behalf of the estate of George Schaefer; Paul Michael Bedell; John Wages; Prospect Hill Capital, LLC; Woodgen, LLC; and Craig Dubois, (collectively, “Plaintiffs”) on the one hand, and Phunware, Inc. f/k/a Stellar Acquisition III, Inc. (“Phunware”); Phunware OpCo, Inc. f/k/a Phunware, Inc. (collectively “Phunware” or the “Phunware Entity Defendants”) Alan Knitowski; Luan Dang; Randall Crowder; Matt Aune; Prokopios Akis Tsirigakis; George Syllantavos; Lori Tauber Marcus; Kathy Tan Mayor; Keith Cowan; Winston Damarillo; Chase Fraser; John Kahan; and Eric Manlunas (collectively, the “Individual Defendants” on the other hand). The Phunware Entity Defendants and the Individual Defendants may be referred to in this Agreement individually as a “Defendant” and collectively as the “Defendants”); and the Defendants and Plaintiffs may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on February 18, 2022, Plaintiffs filed a Complaint in the Delaware Court of Chancery captioned as Wild Basin Investments, LLC, et. al. v. Phunware, Inc., et al., Case No. 2022-0168-NAC (the “Delaware Lawsuit”) alleging violations of Delaware common law, 8 Del. C. § 158, and 6 Del. C. § 8-401, by the Phunware Entity Defendants, breaches of fiduciary duty by the Individual Defendants, and fraud claims under the Texas Securities Act and Texas Business and Commerce Code against all Defendants in connection with a series of transactions through which Phunware became a publicly traded company, all as more fully set forth in the Delaware Lawsuit Complaint;

WHEREAS, on June 16, 2023 the Delaware Court of Chancery dismissed Plaintiffs’ fraud claims under the Texas Securities Act and Texas Business and Commerce Code;

WHEREAS, Defendants deny all liability to Plaintiffs, deny all allegations of wrongdoing, and enter into this Agreement solely for the purposes set forth herein;

WHEREAS, Defendants are insureds under Phunware’s director and officer insurance policy (UMR: B0146ERUSA1801075) (the “D&O Policy”); and

WHEREAS, Plaintiffs and Defendants have fully and fairly settled any and all claims Plaintiffs might have against the Individual Defendants only (reserving all claims as set forth in Count I of the Delaware Lawsuit against the Phunware Entity Defendants), known or unknown, including all claims in connection with the Delaware Lawsuit brought against the Individual Defendants and any other claims against the Individual Defendants, known or unknown, and arising out of or connected with the subject matter of the Delaware Lawsuit from the beginning of time through and including the Effective Date.

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NOW THEREFORE, consistent with the above premises, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.
Settlement Payment and Dismissal.
a.
Defendants agree to cause the issuing insurers of the D&O Policy (the “Insurers”), within thirty (30) days after the Effective Date, to pay (or cause to be paid) D&O Policy proceeds to George Brothers Kincaid & Horton, LLP (“Plaintiffs’ Counsel”) for the benefit of the Plaintiffs in an amount equal to Two Million Eight Hundred Thousand Dollars ($2,800,000) (“Partial Settlement Payment”). The Plaintiffs hereby authorize and direct the Partial Settlement Payment to be tendered directly to the Law Offices of George Brothers Kincaid & Horton, L.L.P. by wire transfer as follows:
i.
Account Name: George Brothers Kincaid & Horton, LLP IOLTA Account.
ii.
Routing Number: [to be furnished]
iii.
Account Number: [to be furnished]
iv.
Bank: [to be furnished]

b.
Except as expressly set forth in this Agreement, none of Plaintiffs nor Plaintiffs’ Counsel shall request or have any right in or to receive from the Individual Defendants, the Insurers, or any other Defendant, any other monetary or other consideration solely in connection with any of the Claims (defined below) which are released by each of the Plaintiffs and/or any of the Individual Defendants under this Agreement (collectively, “Released Claims”), other than the Partial Settlement Payment.
c.
Each Party represents and warrants to, and acknowledges and agrees with, each other Party that the Partial Settlement Payment and any other consideration given under this Agreement was negotiated for and that the Partial Settlement Payment is fair and reasonable consideration for the release of the Released Claims and the other rights and obligations set forth in this Agreement.
d.
By no later than five (5) business days after Plaintiffs’ Counsel’s receipt of the Partial Settlement Payment, Plaintiffs or Plaintiffs’ Counsel shall file all required court papers, in form and substance reasonably satisfactory to Defendants and their counsel, to effectuate dismissal of Counts II and III of the Delaware Lawsuit with prejudice, and to confirm prior dismissal of Counts IV and V of the Delaware Lawsuit with prejudice. The Individual Defendants are not responsible for the payment of any Plaintiffs’ attorneys’ fees and costs incurred in connection with the Delaware Lawsuit.
2.
Release and Waiver by Plaintiffs and Additional Agreements.
a.
Except for the rights and obligations created by this Agreement, for value received, the receipt and adequacy of which is hereby acknowledged, upon receipt by Plaintiffs or Plaintiffs’ Counsel of the Partial Settlement Payment, Plaintiffs hereby

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generally and mutually, and irrevocably and unconditionally, release, waive, relinquish and forever disavow and discharge any and all claims, demands, liabilities, obligations, debts, losses, injuries, costs, remedies, damages (including general, special, consequential, incidental, exemplary, punitive, etc.) and causes of action of any kind or character, in law or in equity, whether direct or indirect, known or unknown (collectively, “Claims”), that they have or might have against the Individual Defendants only, including but not limited to Claims alleged in the Delaware Lawsuit. The Individual Defendants have not assigned any claims against any Phunware Entity Defendant to Plaintiffs, and Plaintiffs will not assert any such claims against any Phunware Entity Defendant. Plaintiffs further acknowledge that the Individual Defendants have complied with all of their respective discovery and other obligations in the Delaware Lawsuit up to and including the Effective Date under Delaware, Texas and other applicable law. The foregoing release and waiver shall extend to each of Individual Defendant’s successors, assigns, heirs, executors, and personal representatives. For the avoidance of doubt, Plaintiffs’ claims against the Phunware Entity Defendants in Count I of the Delaware Lawsuit and Plaintiffs’ rights set forth under Section 5 below are not released hereby.
b.
Plaintiffs and the Individual Defendants acknowledge and agree that none of the Individual Defendants nor any of their successors, assigns, heirs, executors or personal representatives have sold, assigned or transferred, directly or indirectly, any rights, interests or Claims which any Individual Defendants have or may have under, relating to or in connection with any law, regulation agreement, organizational document, or otherwise, to which any Individual Defendant or any Phunware Entity Defendant is a party or is otherwise subject or otherwise subject to or otherwise has any rights or interests under or with respect to, as applicable to any Plaintiff.
c.
Except for the purpose of enforcing Plaintiffs rights provided in Section 5 hereof, each of the Plaintiffs agree that they shall not, on or after the Effective Date, initiate, facilitate, join in or otherwise participate in or support, directly or indirectly, any demand, lawsuit, or other legal proceeding (such as arbitration) against any of the Defendants relating to the Delaware Lawsuit, or any other matter released by this Agreement. Plaintiffs agree they will not seek to file an amended complaint in the Delaware Lawsuit that adds any new plaintiff not already named in Delaware Lawsuit, provided that Lois Schaefer or the estate of George Schafer may take whatever legal action necessary to properly pursue Count I against the Phunware Entity Defendants on behalf of the estate of George Schaefer in accordance with this Agreement. In addition, the Parties agree to oppose any attempt to intervene in the Delaware Lawsuit. The Plaintiffs agree not to oppose Defendants’ opposition to any attempt by a prospective plaintiff to join the Delaware Lawsuit.
d.
Except as provided in Section 6 hereof, Plaintiffs shall not, on or after the Effective Date, initiate, facilitate, join in or otherwise participate in or support, directly or indirectly, any demand, lawsuit, or other legal proceeding (such as arbitration) seeking payment or recovery of any legal fees, costs, expenses or other amounts

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against any of the Defendants or any other person or entity relating to any of Counts II, III, IV or V of the Delaware Lawsuit.
e.
It is understood by the Parties hereto that this Section 2 extends to all Claims of every nature and kind whatsoever against the Individual Defendants, known or unknown, suspected or unsuspected, existing, claimed to exist or which may hereafter arise out of facts, events or circumstances that presently exist and result from or are connected with the facts alleged in the Delaware Lawsuit.
3.
Release and Waiver by Individual Defendants and Additional Agreements.
a.
Except for the rights and obligations created by this Agreement, for value received, the receipt and adequacy of which is hereby acknowledged, upon receipt by Plaintiffs or Plaintiffs’ Counsel of the Partial Settlement Payment, the Individual Defendants hereby generally and mutually, and irrevocably and unconditionally, release, waive, relinquish and forever disavow and discharge any and all claims, demands, liabilities, obligations, debts, losses, injuries, costs, remedies, damages (including general, special, consequential, incidental, exemplary, punitive, etc.) and causes of action of any kind or character, in law or in equity, whether direct or indirect, known or unknown (collectively, “Claims”), that they have or might have against any of the Plaintiffs, any of the Phunware Entity Defendants, and any of their respective prior, current or future officers, directors, employees, affiliates, shareholders, attorneys and agents, and any of their respective successors and assigns (each, a “Phunware Entity Party”), including but not limited to all Claims alleged in the Delaware Lawsuit, all Claims under or related to any agreements between any Individual Defendant and any other Defendant or any Plaintiff and any Defendant, and all Claims under or related to any organizational documents of any Phunware Entity Defendant which are or may be applicable to any Individual Defendant, and all costs, attorneys’ fees or expenses incurred with respect to Counts I, II, III, IV and/or V of the Delaware Lawsuit, and acknowledge that the Plaintiffs and Phunware Entity Defendants have complied with all of their respective discovery and other obligations in the Delaware Lawsuit up to and including the Effective Date under Delaware, Texas and other applicable law. The foregoing release shall extend to each Individual Defendant’s respective successors, assigns, heirs, executors, and personal representatives.
b.
Each of the Individual Defendants agree that they shall not, on or after the Effective Date, initiate, join in or otherwise participate in or support, directly or indirectly, any demand, lawsuit, or other legal proceeding (such as arbitration) or otherwise pursue or seek any other Claims against any of the Plaintiffs, any of the Phunware Entity Defendants, or any Phunware Entity Party, relating to the Delaware Lawsuit.
c.
It is understood by the Parties hereto that this Section 3 extends to all Claims of every nature and kind whatsoever against the Plaintiffs, any Phunware Entity Defendant and any Phunware Entity Party, known or unknown, suspected or unsuspected, existing, claimed to exist or which may hereafter arise out of facts,

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events or circumstances that presently exist and result from or are connected with the facts alleged in the Delaware Lawsuit.
4.
Ongoing Claims Against Phunware.
a.
Each of the Plaintiffs agree that they will not, on or after the Effective Date, directly or indirectly, initiate, facilitate, join in, participate in, or support, directly or indirectly, any demand, lawsuit, or other legal proceeding (such as arbitration) of or by any other person or entity against Phunware or any other Defendant asserting any Claims relating to any alleged acts or omissions of Phunware or any other Defendant in connection with the disclosure, implementation or enforcement of any other Claim arising from or relating to any lock up or other failure to deliver restriction on delivery of any Phunware shares of commons stock issued in connection with the SPAC Transaction (as defined below).
b.
The Parties agree that any award of monetary damages to Plaintiffs by judgment of the Delaware Court of Chancery resulting from Phunware’s liability for Count I, or any amendment to Count 1, asserted in the Delaware Lawsuit (“Delaware Lawsuit Damages”) will immediately be offset and reduced by the amount of the Partial Settlement Payment, unless the Court already and specifically reduced the Delaware Lawsuit Damages by the amount of the Partial Settlement Payment in its judgment.
5.
Pending Arbitration Between Phunware and Wilson Sonsini.
a.
Attached hereto as Exhibit A is a true and correct copy of the stay of the Phunware arbitration against Wilson Sonsini, JAMS Ref. No. 5110000159 (the “Wilson Sonsini Arbitration”). Phunware will use best efforts to maintain the stay until the earlier to occur of the date on which a final judgment is rendered by the Delaware Court of Chancery on Count I of the Delaware Lawsuit or the final settlement of the Delaware Lawsuit by Phunware and the Plaintiffs, whichever occurs first. If Wilson Sonsini refuses to comply with the stay, Phunware will file a motion with the arbitrator to enforce such compliance with the stay. Phunware will keep Plaintiffs’ Counsel informed on the status of the stay. For the avoidance of doubt, Phunware may proceed with the Wilson Sonsini Arbitration immediately upon entry of judgment by the Delaware Court of Chancery and need not stay the Wilson Sonsini Arbitration through any appeal of such judgment.
b.
Notwithstanding the foregoing, Phunware may engage in and pursue discussions, fact finding, and settlement (subject to Section 5.d. hereof, as applicable) of any claims alleged by or against Phunware in the Wilson Sonsini Arbitration at any time and from time to time.
c.
If Plaintiffs are awarded Delaware Lawsuit Damages by judgment of the Delaware Court of Chancery and Phunware elects not to immediately pay or satisfy all such Delaware Lawsuit Damages, the Parties agree to comply with the following

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provisions until the date on which the Delaware Lawsuit Damages have been paid or satisfied in full:
i.
Plaintiffs will stay all efforts to collect any Delaware Lawsuit Damages from or relating to such judgment until the earlier to occur of the date of final completion of the Wilson Sonsini Arbitration or the full and final settlement of the Wilson Sonsini Arbitration.
ii.
Phunware will remain in control of and shall have and exercise full authority in pursuing any and all of its Claims and other rights and remedies against Wilson Sonsini, its insurers and any other person or entity in and with respect to the Wilson Sonsini Arbitration (the “Phunware - WSGR Claims”).
iii.
Plaintiffs’ Counsel will have the right to consult with Phunware and Phunware’s counsel regarding the status of the Wilson Sonsini Arbitration under a common interest privilege and confidentiality agreement.
iv.
Phunware agrees to deposit all payments received by Phunware from Wilson Sonsini and its insurers as settlement of the Wilson Sonsini Arbitration or in satisfaction of any award made to Phunware in the Wilson Sonsini Arbitration into an escrow account established by Phunware with a bank to then be distributed in the following order: (1) Phunware’s counsel in the Wilson Sonsini Arbitration shall be paid the amount of their contingency fee (not to exceed 25%) and expenses advanced by such counsel; (2) Plaintiffs shall be paid an amount in the escrow account up to the then outstanding unpaid amount of Delaware Lawsuit Damages; and (3) Phunware shall be paid any remaining amount in the escrow account.
v.
If Wilson Sonsini prevails in the Wilson Sonsini Arbitration, or if the balance of amounts remaining in the escrow account after giving effect to the payments described in Section 5.c.i. is insufficient to satisfy the outstanding unpaid amount of Delaware Lawsuit Damages, Plaintiffs may proceed with collection against Phunware for the remaining balance of such damages.
vi.
Prior to the trial court adjudication of the Delaware Lawsuit, the acceptance by Phunware of any offer to settle the Phunware - WSGR Claims will require Plaintiffs’ prior written consent, which Plaintiffs may withhold in their sole discretion.
6.
Cooperation of Individual Defendants.
a.
Each of the Individual Defendants hereby agrees to promptly, diligently and fully comply and cooperate in good faith with Phunware, and its directors, officers and counsel, with respect to and in connection with the Delaware Lawsuit and the Wilson Sonsini Arbitration (including appeals) until such lawsuit and such arbitration proceeding have been terminated (including during and following the

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Delaware Lawsuit and prior to, during and following commencement of the Wilson Sonsini Arbitration, and prior to and following (and in connection with) any settlement of the Delaware Lawsuit and the Wilson Sonsini Arbitration), including without limitation (upon reasonable prior written notice and request from Phunware or its counsel) responding to and complying with reasonable requests or requirements of Phunware or any of its counsel for Q&A, information, data, interviews, production of documents, interrogatories, depositions, subpoenas and service as witnesses, and testifying at or in connection with any hearing, trial or proceeding, directly or indirectly in, for, with respect to or in connection with, and at any time prior to or during, the Delaware Lawsuit and/or the Wilson Sonsini Arbitration.
b.
Phunware will agree to pay or reimburse reasonable and necessary travel-related costs and expenses incurred by any Individual Defendant which are pre-approved by Phunware in complying or cooperating with the foregoing but Phunware will not be required to provide compensation for time incurred by any Individual Defendant or any other person or entity for any such compliance or cooperation or otherwise, directly or indirectly, for, about, involving or relating to the Delaware Lawsuit, the Wilson Sonsini Arbitration or any claims by or against Phunware therein or relating thereto. Nothing in this Agreement shall diminish an Individual Defendant’s indemnity and advancement rights under Phunware’s bylaws or separate written agreements with Phunware.
7.
Confidentiality.
a.
The Parties agree to keep the terms and existence of this Agreement, all documents and things exchanged during settlement negotiations leading up to this Agreement, and all factual allegations in the Wilson Sonsini Arbitration, collectively “Confidential Information,” strictly confidential, and shall not disclose or otherwise reveal any Confidential Information to any other person or entity, except: (a) as required by law or order of a court or any other government authority; (b) as is reasonably necessary to be disclosed to the Parties’ accountants, consultants, tax advisors, investors, potential investors, attorneys, employees, representatives, bankers, or bondholders (provided that any such person or entity is subject to an agreement with the disclosing Party to keep all such Confidential Information so received strictly confidential); (c) as is reasonably necessary to the defense or enforcement of any action to which the terms of this Agreement apply; (d) to the extent required for any Defendant to negotiate, seek to negotiate, or consummate any business transaction that would be adversely affected by any term of this Agreement; (e) to the extent required in connection with any purchase, acquisition, or potential purchase of a Party’s assets or liabilities; (f) as any Defendant determines to be necessary to insurers and/or with the court or arbitrator in any legal proceedings against any insurer to which Defendants tendered the Delaware Lawsuit for defense and indemnity or any insurer of Wilson Sonsini in connection with or the arbitrator in the Wilson Sonsini Arbitration; (g) in response to a valid subpoena or as otherwise compelled by an order of a court of competent jurisdiction or arbitrator or a governmental agency; (h) as required or deemed advisable by any

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Defendant under or in connection with any applicable securities laws, including filings with the Securities and Exchange Commission; (i) to defend against any demand or lawsuit initiated on or after the Effective Date that makes claims similar to those in the Delaware Lawsuit; (j) to legal, tax, or financial advisors as necessary to ensure compliance with applicable state or federal law; and (k) to the Delaware Court of Chancery.
b.
If any Party receives an informal request, discovery request or subpoena for the disclosure of Confidential Information, then that Party must first notify the other Parties within ample time to seek a protective order or other relief before the requested Party or its counsel produces Confidential Information. If asked or required, the Parties may state only that the Delaware Lawsuit was resolved.
c.
Plaintiffs and Plaintiffs’ Counsel acknowledge and agree that the confidentiality requirements of this Agreement prohibit them from making any further disclosures of or related or alluding to any of the factual allegations forming the basis of any claims, directly or indirectly, of or in the Delaware Lawsuit or similar allegations.
d.
This Section 7, and its confidentiality obligations, shall be binding on each Party and such Party’s respective successors and assigns and shall survive the termination or expiration of this Agreement, the Delaware Lawsuit and the Wilson Sonsini Arbitration.
8.
Representations and Warranties.
a.
Each Plaintiff represents and warrants to each other Party that such person or entity: (i) has no knowledge of the existence of any further Claims of any Plaintiff against any Defendant, any of the Released Parties. or any Phunware Entity Party; and (ii) has no knowledge of any other person or entity who or which is investigating or has expressed intent to assert or file any Claims against any Defendant, any of the Released Parties, or any Phunware Entity Party.
b.
Each Party represents and warrants to each other Party at all times while this Agreement remains in effect that such person or entity has not sold, assigned, transferred, directly or indirectly, released, or settled (other than via this Agreement), in whole or in part (i) any Claim against or relating to any Defendant or any other Released Party; (ii) any Claim involving or relating to the subject matter of the Delaware Lawsuit or the Wilson Sonsini Arbitration; or (iii) any of the Claims released by any Party under this Agreement.
c.
Each Party represents and warrants to each other Party at all times while this Agreement remains in effect that, in executing, delivering and performing this Agreement, (i) such Party is not relying and has not relied upon any representation, promise or statement made by any other Party or any other person or entity which is not recited, contained, or embodied in this Agreement; (ii) such Party has received independent legal advice or has had the opportunity to receive independent legal advice from such Party’s respective attorneys with respect to the advisability

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of executing this Agreement; and (iii) such Party is entering into this Agreement wholly of such Party’s own free will and volition.
d.
Each Party represents and warrants to each other Party at all times while this Agreement remains in effect that: (i) such Party is authorized to execute, deliver and perform under this Agreement; (ii) any notices, filings, consents, authorizations, or approvals required for such Party’s execution, delivery and performance have been made or obtained; and (iii) this Agreement (A) does not violate any law or regulation applicable to such Party or any agreement to which such Party is a party, (B) has been duly executed and delivered by such Party and (C) constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms.
e.
None of the representations or warranties in this Section 9 are intended, or shall be construed, to violate rule 5.6 of the American Bar Association’s Rules of Professional Conduct or any state law equivalent.
9.
Materiality of Representations.

The Parties acknowledge and agree that the representations and warranties in this Agreement are essential and material terms of this Agreement, and that Defendants would not have entered into this Agreement if it had known that any such representations and warranties were incomplete or incorrect.

10.
Costs and Fees.

Each Party to this Agreement shall bear such Party’s respective fees, costs and expenses (including attorneys’ fees) incurred by such Party from, as a result of or in connection with this Agreement and the Delaware Lawsuit, and any claims which are released hereunder.

11.
Choice of Law and Venue.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Delaware without regard to conflicts of laws principles. Each of the Parties (a) submits itself to the personal jurisdiction of any state court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from courts, in any suit, action, or proceeding arising out of relating to this Agreement, or any of the transactions contemplated by this Agreement, (b) agrees that all claims with respect to such suit, action or proceeding shall be brought, heard, and determined exclusively in the Court of Chancery of the State of Delaware (provided that in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard, and determined exclusively in any other state court sitting in Wilmington, Delaware), (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement, in any other court, and (d) expressly waives and agrees not to plead or make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the Parties waives any defense of

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inconvenient forum to the maintenance of any action or proceeding so brought. All claims arising out of this Agreement shall be initiated and maintained in the Delaware Court of Chancery located in Wilmington, Delaware or, if the Court of Chancery lacks jurisdiction, another court sitting in Wilmington, Delaware.

12.
No Admission of Liability or Release of Claims.

The Parties acknowledge and agree that this Agreement and the performance of the obligations herein, including the amount of the Partial Settlement Payment, are made and entered into in connection with compromising disputed claims which are denied and contested and this Agreement and its terms shall not be construed as an admission of any liability of any kind by any Party, any such liability is expressly denied by each Party. The Parties agree not to assert that this Agreement is an admission of guilt, wrongdoing, or liability on the part of any other Party.

13.
Binding Agreement.

This Agreement shall be binding upon each of the Parties and shall inure to the benefit of each of the Parties and their respective heirs, successors, attorneys, accountants, agents, principals, partners, servants, employees, administrators, directors, officers, shareholders, trustees, insurers, representatives, and assigns.

14.
Enforcement.

If any legal action or other proceeding is brought by any Party for the enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing Party upon issuance of a non-appealable order or order for which appeal has been waived shall be entitled to recover such Party’s reasonable attorneys’ fees and other fees and costs incurred in any such action or proceeding in addition to any other relief to which such Party may be entitled.

15.
Entire Agreement.

This Agreement comprises and contains the entire agreement between the Parties respecting the matters set forth in this Agreement, and supersedes and replaces all prior negotiations, understandings, proposed agreements, and agreements between or among the Parties, written or oral. No Party has made any statement, representation, or promise, other than as expressly set forth herein, to any other Party in entering into this Agreement, which has been relied upon by any other Party entering into this Agreement.

16.
Modification and Amendment.

This Agreement may not be modified or amended in any way, except by a writing signed by all Parties to this Agreement.

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17.
Construction of this Agreement.

This Agreement shall be construed and interpreted as a whole according to its fair meaning and not strictly for or against any Party hereto. All Parties have participated in drafting this Agreement, which is the result of negotiations between the Parties, all of which have been represented by counsel during such negotiations or have had the opportunity to be represented by counsel. Accordingly, for purposes of construing and interpreting this Agreement, it shall be considered that this Agreement was jointly drafted by all of the Parties. The Parties understand and expressly assume the risk that any fact not recited, contained or embodied herein may turn out hereafter to be other than, different from, or contrary to the facts now known to them or believed by them to be true. Nevertheless, the Plaintiffs and Individual Defendants intend by this Agreement to release finally, fully and forever, all matters released hereunder and agree that this Agreement shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

18.
No Assignment.

Each Party hereto warrants and represents to the other Party that such person or entity is the lawful owner of all rights, title and interest in and to every claim being released by such person or entity herein. The Parties will not assign or transfer, directly or indirectly, by way of subrogation, hypothecation, or other disposition, any claim, right, title, interest, demand, or obligation of such Party hereunder or relating to the matters set forth herein.

19.
Counterparts.

This Agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. Facsimile and PDF signatures shall have the same force and effect as original signatures.

20.
Notice.

Unless advised in writing of a different name and address, all notices, submissions, and communications of any kind required or otherwise made under this Agreement shall be sent (as required) to the following via trackable form of delivery and email:

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If to any Defendant:

Michael J. Biles

King & Spalding

500 W. 2nd, Suite 1800

Austin, TX 78701

(512) 457-2000

If to Plaintiffs:

D. Douglas Brothers | Partner

George Brothers Kincaid & Horton, L.L.P.

1100 Norwood Tower

114 West 7th St

Austin, TX 78701

(512) 495-1400

dbrothers@gbkh.com

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PLEASE READ CAREFULLY THIS CONFIDENTIAL SETTLEMENT AGREEMENT, WHICH INCLUDES A RELEASE OF CERTAIN CLAIMS.

IN WITNESS WHEREOF, each of the undersigned do hereby duly execute this Agreement, effective as of the Effective Date.

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Gene Marshall Betts Revocable trust dated 12/18/2001, by and through Gene Marshall Betts, Trustee. Date:	Wild Basin Investments LLC Date:
Richard F. Timmins Living Trust Dales 06/23/2008, by and through Richard F. Timmins, Trustee Date:	Ken Shifrin Date:
Edward W. Charrier Date:	Lance Adams Date:
Matula Family, LP – Class 1 Date:	Star Vista Capital, LLC Date:
Lois Schaefer in her individual capacity and on behalf of the estate of George Schaefer Date:	Paul Michael Bedell Date:

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John Wages Date:	Prospect Hill Capital, LLC Date:
Woodgen, LLC Date:	Craig Dubois Date:

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Phunware OpCo, Inc. f/k/a Phunware Inc. By: Title: Date:	Phunware, Inc. F/K/A Stellar Acquisition III, Inc. By: Title: Date:
Alan Knitowski Date:	Randall Crowder Date:
Matt Aune Date:	Prokopios Akis Tsirigakis Date:
George Syllantavos Date:	Lori Tauber Marcus Date:
Kathy Tan Mayor Date:	Keith Cowan Date:

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Winston Damarillo Date:	Chase Fraser Date:
John Kahan Date:	Eric Manlunas Date:

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